                      [ROGOFF & COMPANY, P.C. LETTERHEAD]

[ROGOFF LOGO]

                        Consent of Independent Auditors

We hereby consent to the use in this Post-Effective Amendment to Registration of Securities by a Small-Business Issuer (Form SB-2/A) of our report dated November 6, 2001 relating to the audited financial statements of Hosting Site Network, Inc. for the year ended September 30, 2001 which appear in such Form SB-2/A. We also consent to the reference to us under the headings "Experts" in such Form SB-2/A.

                                                  /s/ Rogoff & Company, P.C.

New York, New York
February 7, 2002